To the Board of Trustees
and Shareholders of Berger
Investment Portfolio Trust


In planning and performing our
audit of the financial statements
of Berger Investment Portfolio
Trust (the "Trust") for the period
ended September 30, 1997, we
considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide assurance
on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the
expected benefits and related costs of
control activities.  Generally,
control activities that are relevant to
an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented in
conformity with generally accepted
accounting principles.  Those control
activities include the safeguarding
of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations
in internal control, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the risk
that it may become inadequate because
of changes in conditions or that
the effectiveness of the design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose
all matters in internal control that
might be material weaknesses
under standards established by the
American Institute of Certified
Public Accountants.  A material
weakness is a condition in which
the design or operation of any
specific internal control components
does not reduce to a relatively
low level the risk that errors or
irregularities in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions. However, we noted
no matters involving internal control,
including control activities for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of September 30, 1997.

This report is intended solely for
the information and use of management
and the Board of Trustees of Berger
Investment Portfolio Trust and
the Securities and Exchange Commission.




Price Waterhouse LLP
Denver, Colorado
November 11, 1997